UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    December 18, 2019

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:  None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      □

Item 8.01	Other Events

As previously disclosed in Note 13 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018, on October 17, 2005, Costa Brava Partnership III, L.P. (“Costa Brava”), a holder of our Public Preferred Stock, instituted litigation against Telos Corporation (“Telos” or the “Company”) and certain past and present directors and officers (“Telos Defendants”) in the Circuit Court for Baltimore City, Maryland (the “Circuit Court”).  A second holder of the Company’s Public Preferred Stock, Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”), subsequently intervened as a co-Plaintiff (Costa Brava and Wynnefield are hereinafter referred to as “Plaintiffs”).  On February 27, 2007, Plaintiffs added, as an additional defendant, Mr. John R.C. Porter (“Mr. Porter”), a holder of the Company’s Class A common stock. As of September 30, 2019, Costa Brava and Wynnefield, directly and through affiliated funds, own 12.7% and 17.4%, respectively, of the outstanding shares of the Company’s 12% Cumulative Exchangeable Redeemable Preferred Stock.
On December 18, 2019, the Circuit Court filed three (3) Memorandum Opinions and entered four (4) Orders addressing all of the pending motions and open claims in the litigation and closing the case.  First, the Circuit Court granted motions to reconsider the Circuit Court’s March 30, 2006 order denying motions to dismiss filed by a number of the past and present directors and officers for lack of personal jurisdiction over them in Maryland.  The motions to reconsider were based on an intervening appellate opinion in an unrelated case on the subject of personal jurisdiction. The Circuit Court determined that the appellate decision was binding legal precedent on a pertinent legal issue, and concluded that the court lacked personal jurisdiction over the moving defendants. The Circuit Court entered an order dismissing the derivative claims against these defendants for lack of personal jurisdiction.
Second, the Circuit Court granted the Telos Defendants’ motions to dismiss the derivative claims which Plaintiffs had filed against various present and former directors and officers and against Telos as a nominal defendant.  These motions to dismiss relied on the conclusions of the Special Litigation Committee (SLC) that the derivative claims lacked merit and that it was not in the best interests of the Company to pursue them.  The Circuit Court found, among other things, that the Telos Defendants had sustained their burden of proof to show that (i) the SLC was independent, (ii) the legal counsel for the SLC was independent, (iii) the SLC acted in good faith in conducting its investigation and reaching its conclusions, and (iv) the SLC conducted a reasonable investigation with factually supported conclusions. The Circuit Court also determined that the procedural mechanism the Telos Defendants had utilized to present the issue to the Circuit Court — Maryland Rule 2-502 — was an appropriate procedural vehicle to use for this issue.  The Circuit Court entered an order granting the motions to dismiss and ordering the dismissal of the derivative claims on the merits.
Third, the Circuit Court granted the motion to dismiss filed on behalf of Mr. Porter for lack of personal jurisdiction over him based on a lack of minimum contacts with the State of Maryland, and entered an order dismissing the claim for shareholder oppression against him for lack of jurisdiction.
Finally, the Circuit Court entered a separate order concluding that all claims in the Third Amended Complaint had been dismissed by orders dated June 6, 2007, January 7, 2008, April 15, 2008, and December 18, 2019, and further ordering the Clerk of the Court to close the case with costs to be paid by Plaintiffs.
Under the Maryland Rules, Plaintiffs, if one or both of them so choose, will have 30 days to appeal this final judgment in favor of the Telos Defendants and Mr. Porter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 23, 2019

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer